                                            Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statements (No. 333-259374 and 333-147217) on Form S-3 of Compass Diversified Holdings of our report dated September 22, 2022, relating to the consolidated financial statements of PrimaLoft Technologies Holdings, Inc., appearing in this Current Report on Form 8-K/A.

/s/ RSM US LLP

New York, New York
September 26, 2022